Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT (the “First Amendment”) is made effective the 11th day of May, 2015 (the “Effective Date”) by and between Dirk D. Laukien, an Individual (herein referred to as “Lessor”) and Opexa Therapeutics, Inc. (herein referred to as “Lessee”) of the following and conditions, and thus:

WITNESSETH

WHEREAS, Lessor, as Lessor therein, and Lessee, as Lessee there in known as Opexa Therapeutics, Inc. (“Lessee”) entered into that certain Lease Agreement (the “Lease”) effective August 19th, 2005 containing 10,000 Square Feet of net rentable area in Suite 100 (the “Leased Premises”) in that certain building known as 2635 Technology Forest Building (the “Building”) located at 2635 Technology Forest, The Woodlands, Texas 77381; and

NOW THEREFORE, Lessor and lessee desire to further amend, modify, and supplement the Lease as hereinafter set forth:

1.	Lease renewal for 60 months to be amended to reflect October 1, 2015.
2.	Base Rent. Accordingly, the schedule of Base Rent in Paragraph 1 (h) of the Lease is deleted and replaced with the following:

Rental Period	PSF- Rent	Monthly Base Rent
CD to month 36	$20.00/PSF	$16,666.67
37 to month 48	$20.50/PSF	$17,083.33
49 to month 60	$21.00/PSF	$17,500.00

3.	Renewal Option: Landlord to provide Tenant with two (2) 60 month renewal options at the current fair market rate value. Tenant to provide Landlord with nine (9) months prior written notice to renew.

 EXCEPT as expressly hereby amended, all other terms and conditions of the Lease and Amendment’s remain in full force and effect.

IN WITNESS THEREOF, the undersigned has caused this First Amendment to the Lease to be duly executed effective this 11th day of May 2015.

LESSOR:		LESSEE:
Dirk D. Laukien, an Individual		Opexa Therapeutics, Inc.

By:	/s/ Dirk D. Laukien	By:	/s/ Neil K. Warma
Name:	Dirk D. Laukien	Name:	Neil K. Warma
		Title:	President & Chief Executive Officer